UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2022

XYLEM INC.

(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 International Drive Rye Brook, New York	10573
(Address of principal executive offices)	(Zip Code)

(914) 323-5700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Common Stock, par value $0.01 per share	XYL	New York Stock Exchange
2.250% Senior Notes due 2023	XYL23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 11, 2022, Jorge M. Gomez resigned as a director of Xylem Inc. (the “Company”). Mr. Gomez’s resignation from the Company’s Board of Directors (the “Board”) did not result from any disagreement with the Company on any matter, including relating to its operations, policies or practices. In connection with Mr. Gomez’s resignation, the size of the Board will be reduced from 11 to 10 members effective following the Annual Shareholders Meeting on May 12, 2022 (the “2022 Annual Meeting”).

Mr. Gomez had been included as a nominee of the Board in the Company’s definitive proxy statement and proxy card for the 2022 Annual Meeting. In light of his departure from the Board, Mr. Gomez is no longer standing for re-election to the Board at the 2022 Annual Meeting, and the Company’s proxy materials are hereby deemed amended to remove Mr. Gomez as a nominee for the 2022 Annual Meeting. The Company’s slate of nominees otherwise remains unchanged. Previously voted proxies remain valid, other than with respect to Mr. Gomez as he is no longer standing for re-election, and the Company’s shareholders eligible to vote at the 2022 Annual Meeting may continue to use their proxy cards to vote their shares as to the Board’s remaining nominees and the other matters being voted on at the 2022 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: May 11, 2022	By:	/s/ Kelly O’Shea
Kelly O’Shea
VP, Chief Corporate Counsel and Corporate Secretary (Authorized Officer of Registrant)